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                                     EXHIBIT 10.7


                                 AMENDMENT AGREEMENT

    This agreement to amend (the "Amendment") the Management Incentive Agreement effective January 1, 1994 (the "Agreement"), issued pursuant to The Coca-Cola Bottling Group (Southwest), Inc. Management Incentive Plan (the "Plan") is entered by and among The Coca-Cola Bottling Group (Southwest), Inc. (the "Company") and E. T. Summers, III.

    WHEREAS, The Company desires to establish a Management Incentive Plan ("Parent Plan") based on three-year cumulative cash flow for the combined operations of Southwest Coca-Cola Bottling Company, Inc. and Texas Bottling Group, Inc.;

    WHEREAS, the Plan is based solely on the combined cash flow of Southwest Coca-Cola Bottling Company, Inc. and Texas Bottling Group, Inc. for a five-year period which overlaps the time period to be covered by the Parent Plan, and is therefore redundant; and

    WHEREAS, E. T. Summers, III has participated in the design and implementation of the Parent Plan;

    NOW, THEREFORE, in consideration of the foregoing, the payments to be received under the Plan and for other good and valuable consideration, the parties to this Amendment agree as follows:

    A.   Paragraph 1 of the Agreement is hereby amended to read as follows:

    "1. PAYMENT OF BONUS. If Manager qualifies to receive the Incentive Bonus, the Annual Component of the Incentive Bonus will be paid on June 13, 1997, one-half of the Three Year Component of the Incentive Bonus will be paid on March 1, 1998 and the remaining one-half of the Three Year Component of the Incentive Bonus will be paid on March 1, 1999."

    B.   Paragraph 2 of the Agreement is hereby amended to read as follows:

    "2. ONE-TIME BONUS CONCEPT. The amount of the Annual Component of the Incentive Bonus will be determined on June 1, 1997 by comparing the actual annual cash flow of the Company in each year from January 1, 1994 through December 31, 1996 to projected annual cash flow goals, and the Three Year Component of the Incentive Bonus will be determined by comparing the total cash flow for such three year period with the sum of the annual projected cash flow goals, according to the formula described in Paragraph 4 below."

    C. Paragraph 3 (a) of the Agreement is hereby amended by substituting the year 1996 for 1997, and deleting the reference to the financial statements for fiscal 1998.


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    D.   Paragraph 3 (b) of the Agreement is hereby amended by substituting the following chart of Cash Flow Targets:

              YEAR                       CASH FLOW TARGET
              ----                       ----------------

              1994                         $ 85,315,000
              1995                           89,581,000
              1996                           94,060,000
                                           ------------
              Three Year Total             $268,956,000

    E. Paragraph 3(d) of the Agreement is hereby amended by substituting "Three" for "Five" every place where "Five" appears in the paragraph.

    F. Paragraphs 5, 6, and 7 of the Agreement are hereby amended by substituting "on the payment date" for "February 1, 1999" in each place where "February 1, 1999" appears in such paragraphs.

    APPROVED AND ACCEPTED effective June 1, 1997.


                             THE COCA-COLA BOTTLING
                             GROUP (SOUTHWEST), INC.

                             By:  /s/ ROBERT K. HOFFMAN
                                ------------------------------
                             Its:  Co-Chairman
                                 -----------------------------

                             /s/ E. T. SUMMERS, III
                             ----------------------------------
                             E. T. Summers, III








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